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                                                                 EXHIBIT 23.1



                          CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and to the use of our report related to AirNet Systems, Inc., dated February 18, 1998, included in the Proxy Statement of AirNet Systems, Inc. that is made a part of the Registration Statement (Form S-4 No. 333-XXXXX) and Prospectus of AirNet Systems, Inc. for the registration of 3,141,356 of its common shares.


/s/ Ernst & Young LLP
Columbus, Ohio
May 15, 1998